EXHIBIT 10.7

EMPLOYMENT AGREEMENT

THIS AGREEMENT dated as of the 13th day of November, 2003.

BETWEEN:

Mr. Erik Boch, of the City of Kanata, in the Province of Ontario

(hereinafter called the “Executive”)

OF THE FIRST PART

- and -

DRAGONWAVE INC., a corporation incorporated under the laws of Canada

(hereinafter called the “Corporation”)

OF THE SECOND PART

WHEREAS the Executive has been employed by the Corporation since July 4, 2000;

AND WHEREAS the Corporation wishes to continue to employ the Executive and the Executive wishes to be employed by the Corporation on the terms and conditions hereinafter provided;

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the mutual covenants and agreements in this Agreement and the grant by the Corporation within 60 days of the date of this Agreement, subject to the approval of the Board of Directors, of an option to purchase not less than 100,000 Special Purpose Common Shares pursuant to the Corporation’s Second Amended and Restated Stock Option Plan, it is agreed by and between the Executive and the Corporation as follows:

1.                                      EMPLOYMENT

The Executive shall serve the Corporation as Vice President R&D and CTO or such other position or positions as may be agreed by the parties from time to time.  The Executive shall report to the CEO/President and shall perform such duties and exercise such powers consistent with his position as may from time to time be assigned to or vested in him.

2.                                      TERM

The employment of the Executive commenced on July 4, 2000 and shall continue until terminated in accordance with the provisions hereof.  Notwithstanding the termination of the Executive’s employment hereunder, subsections 7.3 through 7.7 hereof shall continue in force.

3.                                      REMUNERATION

3.1                               Salary

Except as the Corporation and the Executive may otherwise agree, in writing, the Executive shall be entitled to a base salary of CDN $141,750 per annum, subject to applicable statutory deductions and paid in bi-weekly instalments (the “Base Salary”).  Increases to the Base Salary shall be in the sole discretion of the Corporation’s CEO/President.

3.2                               Stock Options

3.2.1                     All previous and future stock option grants will be pursuant to and subject to the terms and conditions of the Corporation’s Second Amended and Restated Key Employee Stock Option Plan (the “Plan”).  Subject to the Plan (including, without limitation, Section 16 thereof), 25% of the shares subject to these grants will vest one year from the date of the applicable option grant, and thereafter, 1/36th of the remaining 75% will vest after each subsequent month of full-time employment with the Corporation.  Except as set forth in subsection 3.2.2 and subsection 5.2.4 of this Agreement, all accelerated vesting provisions attached to any currently outstanding options (whether pursuant to the Employment Agreement dated July 4, 2000 or otherwise) shall cease to be of any force or effect.

3.2.2                     In the event of a Capital Event (as such term is defined in the articles of the Corporation) the stock options granted to the Executive by the Corporation continue to be subject to the Plan, except that, notwithstanding the terms of the Plan, any unvested options shall vest immediately.

3.3                               Bonus

The Executive shall be entitled to participate in the Corporation’s Executive Management Incentive Plan 2004-2005 (the “Incentive Plan”).  A copy of the Incentive Plan is attached.

3.4                               Benefits

The Executive shall be entitled to participation in the Corporation’s medical and group health insurance plan.

3.5                               Vacation

The Executive will be entitled to four (4) weeks’ paid vacation per year.  Such vacation will be taken at such time as is most convenient, considering the demands of the business of the Corporation and the personal plans of the Executive.  A maximum of four (4) weeks of unused vacation time may be carried forward.

4.                                      EXPENSES

The Corporation shall reimburse the Executive for all travelling and entertainment expenses and other disbursements actually and properly incurred by him in connection with his duties hereunder or otherwise properly incurred by him for and on behalf of the Corporation in accordance with the Corporation’s expense policy, upon presentation of reasonably acceptable evidence of the Executive having incurred such expenses and disbursements.

5.                                      TERMINATION OF EMPLOYMENT

5.1                               Termination by Corporation for Cause

The employment of the Executive may be terminated at any time by notice in writing from the Corporation to the Executive, for Cause, in which event the Executive shall not be entitled to a notice period or compensation in lieu of notice.

For the purposes of this Agreement, “Cause” shall mean:

5.1.1                     Wilful malfeasance by the Executive, which has a material adverse effect on the Corporation;

5.1.2                     Substantial and continuing wilful refusal by the Executive to perform lawful duties ordinarily performed by an employee in the same position and having similar duties as the Executive;

5.1.3                     Material breach by the Executive of this Agreement, which breach is not cured within 10 days following delivery by the Corporation of notice to the Executive of such breach (except for a breach of sections 7.3, and 7.6, for which no notice shall be required nor shall any cure period apply);

5.1.4                     Conviction of the Executive for a criminal offense which has or may have a material adverse effect on the Corporation’s goodwill if the Executive is retained as an employee of the Corporation;

5.1.5                     Substantial and continuing wilful failure by the Executive to comply with material policies and procedures of the Corporation; and

5.1.6                     Any other action which would constitute “cause” under the laws of Ontario.

5.2                               Termination Without Cause

5.2.1                     The employment of the Executive may be terminated by the Corporation without cause, within six months following the date of this Agreement, upon providing the Executive with the following:

(a)                                 Pay in lieu of notice in an amount equal to twelve (12) months base salary, subject to applicable statutory deductions, payable as a salary continuance.  For the purpose of this subsection 5.2.1(a) only, the base salary will be the base salary that was being earned by the Executive immediately prior to his entering into this Agreement (CDN $157,500).  If the Executive finds full time alternative employment or commences work as an independent contractor during the twelve month period set out in this subsection 5.2.1(a), then he shall advise the Corporation immediately.  Effective as of and from such date of commencement of alternative employment or commencement of work as an independent contractor, his salary continuance shall cease and he will instead be entitled to a lump sum payment equal to 50% of the balance of the aforementioned payment; and

(b)                                 Benefits continuance (to the extent permitted by the Corporation’s insurance carrier) or payment to the Executive by the Corporation of an amount equal to that which would otherwise be required to be paid by the Corporation on behalf of the Executive’s Benefits coverage during the twelve month period set out in subsection 5.2.1(a) for which the Executive receives pay in lieu of notice or to the date he receives the 50% lump sum payment, whichever is applicable.

5.2.2                     At any time following six months after the date of this Agreement, the employment of the Executive may be terminated by the Corporation, without cause, upon providing the Executive with the following:

(a)                                 Pay in lieu of notice in a lump sum amount equal to six (6) months’ Base Salary plus any eligible bonus as referenced in the Incentive Plan, subject to statutory deductions, (the “Notice”) which amount is in satisfaction of all entitlement to statutory or common law notice or pay in lieu of notice and applicable statutory severance.  In the event that the Executive’s entitlement to statutory notice or pay in lieu of notice (the “Statutory Notice”) and applicable statutory severance (the “Severance”) pursuant to the Employment Standards Act, 2000 (Ontario), as amended from time to time, is greater than the Notice, the Executive will instead be entitled to receive Statutory Notice and Severance only; and

(b)                                 Benefits continuance, to the extent permitted by the Corporations’ insurance carrier(s), during the period of the Notice or Statutory Notice, as the case may be. Notwithstanding the foregoing, to the extent that the Corporation, acting reasonably, is unable to continue a particular Benefit (which, for instance, it expects to be the case with respect to long-term disability insurance, accidental death and dismemberment insurance, and life insurance, if any), the Corporation will provide Benefits continuance during the period of Statutory Notice only.

5.2.3                     Upon a without cause termination of employment pursuant to either subsection 5.2.1 or subsection 5.2.2, notwithstanding the terms of the Plan:  (i) the Executive shall be entitled to an additional eighteen (18) months of forwarding vesting with respect to any options then outstanding, and (ii) the applicable post-service exercise period set forth in Section 16 of the Plan shall not apply and the Executive shall be entitled to exercise any such options until they would otherwise expire in accordance with the terms of the period designated by the Plan Administrator in accordance with Section 6(a) of the Plan.

5.3                               Termination Date

The date on which the Corporation provides the Executive with notice of the termination of the Executive’s employment, either with or without cause pursuant to this Article 5, will be considered the date of the termination of the Executive’s employment (the “Termination Date”).

5.4                               Termination by Employee on Notice

The Executive may terminate this Agreement upon the giving of thirty (30) days’ prior written notice to the Corporation (or such lesser period of time as the parties may agree upon), in which case this Agreement shall terminate at the expiration of such thirty (30) day period (the “Resignation Date”) without any other notice or any payment of salary or benefit plan contributions subsequent to the termination of this Agreement.

5.5                               Fair and Reasonable

The parties confirm that the provisions contained in this Article 5 are fair and reasonable and the parties agree that upon termination of this Agreement pursuant to any of the provisions hereof, the Executive shall have no action, cause of action, claim or demand against the Corporation or any other person as a consequence of such termination, so long as the Corporation fulfills its obligations hereunder.

6.                                      RETURN OF PROPERTY

Upon any termination of this Agreement, the Executive shall at once deliver, or cause to be delivered, to the Corporation all books, documents, effects, money, securities or other property belonging to the Corporation (or any affiliate of the Corporation), or for which the Corporation (or any affiliate of the Corporation) is liable to others, and any copies or reproductions of any of the foregoing which are in the possession, charge, care, control or custody of the Executive.

7.                                      COVENANTS OF EXECUTIVE

7.1                               Service

The Executive shall devote the whole of his time and attention during normal business hours to the business of the Corporation and shall well and faithfully serve the Corporation and shall use his best efforts to promote the interests of the Corporation; provided that nothing herein shall be deemed to prevent or inhibit the Executive from making investments in enterprises provided the role of the Executive in each such case is passive and does not involve any active involvement in such enterprise.

7.2                               Corporation Policy

The Executive acknowledges that he has received and reviewed the policies of the Corporation, which are set out in the Corporation’s Policy Manual and have been provided to the Executive.  The Executive acknowledges that he is required to operate according to the policies contained therein, as shall be amended from time to time.

7.3                               Non-Disclosure

The Executive shall not (either during the continuance of his employment hereunder or at any time thereafter) disclose the private affairs of the Corporation or any secrets of the Corporation to any person other than the directors of the Corporation or for the Corporation’s purposes and shall not (either during the continuance of his employment hereunder or at any time thereafter) use for his own purposes or for any purposes other than those of the Corporation any information he may acquire relating to the private affairs of the Corporation or its trade information or secrets.

7.4                               Non-Competition

The Executive covenants and agrees with the Corporation that he will not (without the prior written consent of the Corporation) at any time during his employment, and for six (6) months following the Termination Date or Resignation date, as the case may be, either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation as principal, agent, shareholder or in any other manner whatsoever carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company or corporation, within the Province of Ontario, Canada, which is engaged in or concerned with or interested in any business which is competitive with the Corporation, namely the development of Millimetre Wave Fixed Broadband Wireless Radios.  The Executive hereby agrees that all restrictions in this paragraph are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Executive.

7.5                               Non-Solicitation of Employees

The Executive shall not, without the prior written consent of the Corporation, for six (6) months following the Termination Date or Resignation Date, as the case may be, either on his own behalf or in order to compete or endeavour to compete with, or on behalf of any other person competing or endeavouring to compete with the Corporation, solicit the services of or entice away any person employed by or otherwise providing services to the Corporation (or any affiliate of the Corporation) on a full-time or part-time basis.

7.6                               Non-Solicitation of Customers

The Executive shall not, either during the term of his employment with the Corporation and for a period of six (6) months from the Termination Date or Resignation Date, as the case may be, either on his own behalf or through, on behalf of or in conjunction with any other person, direct or attempt to divert any customer or prospective customer of the Corporation (or any affiliate of the Corporation) in the Broadband wireless radio technology area, to any competitor by direct or indirect inducement or otherwise.  For the purposes of this Agreement, a prospective customer of the Corporation shall include any organization or entity which has been directly approached or solicited by the Corporation or its representatives within twelve (12) months before the Termination Date or Resignation Date, as the case may be.

7.7                               Cumulative Rights

The various rights and remedies of the Corporation hereunder are cumulative and non-exclusive of one another.  The use of or resort to any one such right or remedy shall not preclude or limit the exercise of any other right or remedy by the Corporation.  The provisions of this Agreement shall not in any way limit or abridge the rights of the Corporation in the obligations of the Executive at common law or under statute, including but not limited to the laws of unfair competition, copyright, trade secrets and trade-mark, all of which shall be in addition to the Corporation’s rights and the Executive’s obligations under this Agreement.  The Executive shall be deemed to be a fiduciary of the Corporation and acknowledges same.

7.8                               Fair and Reasonable

The Executive confirms that the obligations in this Article 7 are fair and reasonable given that, among other reasons: (i) the contact the Executive will have with the clients and customers of the Corporation will expose him to confidential information regarding the particular requirements of these clients and customers and the Corporation’s unique methods of satisfying the needs of those clients and customers; and (ii) the obligations are reasonably necessary for the protection of the Corporation’s proprietary interests.  The Executive agrees that the nature of the services to be provided by him, which he acknowledges are of a special and unique character, place him in a position of confidence and trust with clients, customers, suppliers, employees and contractors of the Corporation.  The Executive acknowledges and agrees that the obligations in this Article 7 will not preclude him from becoming employed in the high tech industry following any termination of his employment.

8.                                      GENERAL

8.1                               Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

8.2                               Number

In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

8.3                               Benefit of Agreement

This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Executive and the successors and permitted assigns of the Corporation respectively.

8.4                               Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, without reference to its conflicts of laws principles.  In the event of any dispute between the parties it is agreed that the Ontario Superior Court of Justice will be forum for the resolution of same.

8.5                               Entire Agreement

This Agreement, together with the separate Proprietary Information Agreement dated July 4, 2000, executed by the Executive in favour of the Corporation, constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.  There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.  In particular, without limitation to the foregoing, the Executive acknowledges and agrees that this Agreement cancels and supersedes the Employment Agreement dated July 4, 2000.

8.6                               Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provisions and all other provisions hereof shall continue in full force and effect.

8.7                               Notice

Any demand, notice or other communication (hereinafter in this Section 8 referred to as a “Communication”) to be given in connection with this Agreement shall be given by personal delivery or transmitted by telecopier or other form of recorded communication, tested prior to transmission to such party, addressed to the recipient as follows:

To the Executive at:

To the Corporation at:

411 Legget Drive, Suite 600

Kanata, ON  K2K 3C9

Telecopier:                                    (613) 599-4225

Attention:                                         CEO/President

or such other address or individual as may be designated by notice by either party to the other.  Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by or transmitted by telecopier or other form of recorded communication shall be deemed to have been given and received on the date of its transmission provided that if such date is not a business day or if it is received after the end of normal business hours on the date of its transmission then it shall be deemed to have been given and received at the opening of business in the office of the addressee on the first business day next following the transmission hereof.  For the purposes of this Agreement, a business day shall mean any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.  Any party may change its address for service from time to time by giving seven (7) days’ notice to the other party in accordance with the foregoing.

8.8                               Counterparts

The Parties agree that this Agreement may be signed in counterparts, each of which when executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.  Each executed counterpart may be delivered by facsimile transmission and shall be binding if so delivered.

8.9                               Terms of Employment

The Executive acknowledges that he has read and understands the terms of employment set out above and that he voluntarily agrees to same.  He acknowledges that he has had the opportunity to obtain legal advice in relation thereto and has done so or refused to do so of his own volition.  Furthermore, the Executive acknowledges and agrees that he has been provided with remuneration from the Company for reimbursement of legal expenses incurred in obtaining legal advice in relation to this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)
)
)
)
/s/ Aduana Toaueine	)	/s/ Erik Boch
Witness	)	Mr. Erik Boch

DRAGONWAVE INC.

		By:	/s/ Ron Blair	c/s

EMPLOYMENT AMENDING AGREEMENT

THIS EMPLOYMENT AMENDING AGREEMENT (this “Employment Amending Agreement”) is made as of the 28 day of February, 2007.

BETWEEN:

Mr. Erik Boch, of the City of Kanata, in the Province of Ontario

(hereinafter called the “Executive”)

OF THE FIRST PART

- and -

DRAGONWAVE INC., a corporation incorporated under the laws of Canada

(hereinafter called the “Corporation”)

OF THE SECOND PART

WHEREAS the Executive has been employed by the Corporation since July 4, 2000;

AND WHEREAS the Corporation and the Executive have not documented certain changes in compensation and other terms and conditions of the Executive’s employment and as the Corporation is now involved in a public offering process, the Executive and the Corporation are both desirous of documenting such changes;

AND WHEREAS the Corporation wishes to continue to employ the Executive and the Executive wishes to continue to be employed by the Corporation on the terms and conditions as provided in the Executive’s employment agreement with the Corporation dated November 13, 2003 (the “Employment Agreement”) as amended by this Employment Amending Agreement;

NOW THEREFORE THIS EMPLOYMENT AMENDING AGREEMENT WITNESSES that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, including, without limitation, the mutual covenants and agreements in this Employment Amending Agreement and the payment to the Executive of a gratuitous lump sum signing bonus in the amount of one thousand five hundred dollars ($1,500.00) subject to statutory deductions (hereinafter together to be the “Consideration”) by the Corporation within 14 days of the date of this Employment Amending Agreement, it is agreed by and between the Executive and the Corporation as follows:

1.                                      The Executive agrees and confirms that the Consideration, in combination with his initial hiring and ongoing employment with the Corporation and all other remuneration and benefits previously received from the Corporation, constitutes good and valuable consideration for his having entered into and his remaining bound to the Employment Agreement and the proprietary information agreement signed July 4, 2000 (the “Proprietary Information Agreement”).  Accordingly, the Executive acknowledges and agrees that the Employment Agreement, this Employment Amending Agreement and the Proprietary Information Agreement govern the terms and conditions of his ongoing employment with the Corporation.

2.                                      The Executive and the Corporation agree to the following amendments to the Employment Agreement:

(a)                                 Section 3.1 is hereby amended to reflect the increase in the quantum of the Base Salary as defined in the Employment Agreement to equal the amount currently received by the Executive as follows:

3.1                               Salary

Except as the Corporation and the Executive may otherwise agree, in writing, the Executive shall be entitled to a base salary of CDN $~~141,750~~ 180,000 per annum, subject to applicable statutory deductions and paid in bi-weekly instalments (the “Base Salary”).  Increases to the Base Salary shall be in the sole discretion of the Corporation’s Board of Directors.

(b)                                 The Executive shall, contemporaneous with the signing of the Employment Amending Agreement, enter into the Executive Management Incentive Plan Fiscal Year 2007 (the “Executive Management Incentive Plan”) that is attached hereto as Schedule “A”.  Upon execution of the Executive Management Incentive Plan, the Executive acknowledges and agrees that the Executive Management Incentive Plan shall constitute the entire agreement between the Executive and the Corporation in regard to any bonus entitlement and that any previous version of the Executive Management Incentive Plan has terminated.  Furthermore, and in conjunction with the Consideration, the Executive acknowledges and agrees that any and all entitlements that he may have earned pursuant to any previous version of the Executive Management Incentive Plan in any previous fiscal years have been provided to him and accordingly, that such entitlements are completely satisfied except for the FY06 bonus amount of $8,269.00 which has been earned but not yet paid to the Executive.  Section 3.3 of the Employment Agreement shall also be amended as follows and, upon execution of the Executive Management Incentive Plan, the Executive Management Incentive Plan shall be attached to the Employment Agreement and shall replace any previous version of the Executive Management Incentive Plan that may have been attached to the Employment Agreement:

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3.3                               Bonus

The Executive shall be entitled to participate in the Corporation’s Executive Management Incentive Plan  ~~2004-2005~~ Fiscal Year 2007 (the “Incentive Plan”).  A copy of the Incentive Plan is attached.

3.                                      The Executive acknowledges and agrees that as of the date of this Employment Amending Agreement:

(a)                                 the Executive holds: (Ai) the following options (the “Options”) to purchase Common Shares of the Corporation granted pursuant to the Corporation’s Third Amended and Restated Key Employee Stock Option/Stock Issuance Plan (as amended to date) (the “Plan”) and (B) the following common shares originally issued to the Executive (the “Incentive Shares”) pursuant to the Plan and the Stock Purchase Agreement dated June 30, 2005 (the “Purchase Agreement”), certain of which are subject to the Repurchase Right (as such term is defined in the Purchase Agreement) which is exercisable at a price of $0.001 per share (subject to adjustment as set forth in the Purchase Agreement), as set forth in the table below:

(i)                                     Options:

Number of Shares Subject To Option	Date of Grant/ Vesting Start Date	Exercise Price	Expiry Date
1,000,000	June 22, 2006	$0.246	June 22, 2010

(ii)                                  Incentive Shares:

Number of Incentive Shares	Date of Issue	Number of Restricted Shares subject to the Repurchase Right as at June 30, 2005 (the “Restricted Shares”)	Number of Incentive Shares subject to the Repurchase Right as at November 30, 2006
2,342,000	June 30, 2005	1,754,333	903,664

(b)                                 the Options vest, as to 25% of the Common Shares subject to the Options, on the one-year anniversary of the “Vesting Start Date” applicable to the Options as indicated in the table in sub-clause (a)(i) above, and after such one-year

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anniversary, 1/36th of the remaining 75% of the shares subject to the Options vest at the end of each month, such that all shares subject to the Options are fully vested at the end of four years from such Vesting Start Date;

(c)                                  the Repurchase Right applicable to the Restricted Shares lapses, as to 25% of the Restricted Shares on the one-year anniversary of the “Vesting Start Date” applicable to the Restricted Shares as indicated in the table in sub-clause (a)(ii) above, and after such one-year anniversary, as to 1/36th of the remaining 75% of the Restricted Shares at the end of each month, such that the Repurchase Right applicable to the Restricted Shares shall have lapsed in its entirety at the end of four years from such Vesting Start Date;

(d)                                 notwithstanding sub-clauses (b) and (c) above, on the completion of: (i) any merger, amalgamation, consolidation, reorganization or other business combination involving the Corporation and any other corporation or other entity or person (but excluding any transaction effected exclusively to change the domicile of the Corporation) in which the persons who were the shareholders of the Corporation immediately prior to such merger, amalgamation, consolidation, reorganization or business combination own less than fifty percent (50%) of the outstanding voting shares of the surviving or continuing entity after such merger, amalgamation, consolidation, reorganization or other business combination, or (ii) the sale, lease, abandonment, transfer or other disposition of all or substantially all the assets of the Corporation (an event referred in sub-clause (i) or (ii) above being hereinafter referred to as a “Capital Event”):

(i)                                     all of the Options, together with any options granted in the future to the Executive pursuant to the Plan or any other stock option plan of the Corporation, that are held by the Executive immediately prior to such Capital Event shall immediately fully vest and become exercisable; and

(ii)                                  (A) the Repurchase Right applicable to the Restricted Shares, and (B) all repurchase rights applicable to any future issuances to the Executive of “Restricted Stock” under the Plan and (C) all repurchase rights applicable to any other shares issued to the Executive as employee compensation pursuant to any other restricted stock plan of the Corporation, that are held by the Executive immediately prior to the Capital Event shall immediately lapse and terminate;

provided, that, notwithstanding the foregoing: (A) any repurchase right exercisable at then-current fair market value contained in any Share Transfer Agreement entered into by the Executive, or any repurchase right applicable to the Executive contained in the Third Amended and Restated Shareholders Agreement dated as of November 10, 2003, as amended to date, if the Executive is a party to such agreement (the “Shareholders Agreement”), shall continue in full force and effect, unamended, notwithstanding the occurrence of a Capital Event so long as such Share Transfer Agreements and/or Shareholders Agreement is in effect, and (B) the initial public offering of the Common Shares of the

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Corporation shall be deemed not to constitute a “Capital Event”.  For avoidance of doubt, Section 3.2.2 of the Employment Agreement is replaced by the provisions of this sub-clause (d);

(e)                                  nothing in this Employment Amending Agreement affects the termination of the Options and/or the right of the Corporation to exercise the Repurchase Right in the event that the Executive ceases to be a Consultant, Officer, Director or Employee (as such terms are defined in the Plan) for any reason, effective on the Service Termination Date (as such term is defined in the Plan and the Purchase Agreement), as provided in the Plan, the Executive’s option agreement applicable to the Options, the Stock Purchase Agreement and Section 5.2.3 of the Employment Agreement (provided that the 18 month forward vesting of the Options on termination of employment without cause provided for in Section 5.2.3 of the Employment Agreement shall also apply to the Restricted Shares, such that the lapsing of the Repurchase Right applicable to the Restricted Shares shall accelerate by 18 months on the termination without cause of the Executive); and

(f)                                   except for the Options, the Incentive Shares, 700,000 Common Shares originally issued to the Executive as founder shares, 35,000 Series A-1 Preferred Shares and 183,707 Class B Preferred Shares of the Corporation, on and as of the date hereof the Executive does not hold any options, shares or other securities of the Corporation or any right to acquire same.

The Executive acknowledges that he has read and understands this Employment Amending Agreement as set out above and that he voluntarily agrees to same.  He acknowledges that he has had the opportunity to obtain legal advice in relation thereto and has done so or refused to do so of his own volition.  Furthermore, the Executive acknowledges and agrees that he has been provided with good and valid consideration from the Company in relation to his entering into this Employment Amending Agreement.  The Executive acknowledges and agrees that upon execution, the Employment Agreement, this Employment Amending Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto.

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IN WITNESS WHEREOF the parties have executed the Employment Amending Agreement on the date first above mentioned.

SIGNED in the presence of	)
)
)
/s/ Sam Browney	)	/s/ Erick Boch
Witness	)	Mr. Erik Boch

DRAGONWAVE INC.

/s/ Sam Browney		/s/ Russell Frederick
Witness:		By:

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